Exhibit 99.1

NEWS RELEASE
LOEWS CORPORATION REPORTS NET INCOME OF $360 MILLION
FOR THE SECOND QUARTER OF 2023

New York, NY, July 31, 2023: Loews Corporation (NYSE: L) today released its second quarter 2023 financial results.

Second Quarter highlights:

Loews Corporation reported net income of $360 million, or $1.58 per share, in the second quarter of 2023 compared to $167 million, or $0.68 per share, in the second quarter of 2022. The year-over-year increase in net income was driven by higher net income from its consolidated subsidiaries and higher net investment income at the parent company. The following bullets highlight key drivers of these results:

•CNA Financial Corporation (NYSE: CNA) posted higher net investment income, lower investment losses, and improved underlying underwriting income, partially offset by higher catastrophe losses and lower favorable Property and Casualty prior year loss reserve development.
•The parent company posted higher investment returns on short-term investments and equity securities.
•Loews Corporation repurchased 1.8 million shares of its common stock for a total cost of $107 million, and bought an additional 0.6 million shares for $37 million so far in the third quarter.
•Book value per share, excluding AOCI, increased to $78.56 as of June 30, 2023, from $74.88 as of December 31, 2022 due to repurchases of common shares and strong operating results during the year.
•Loews Corporation retired, at maturity, $500 million of outstanding senior notes with available cash.
•As of June 30, 2023, the parent company had $2.5 billion of cash and investments and $1.8 billion of debt.

CEO commentary:

“Loews had another solid quarter with each of our consolidated subsidiaries performing well. CNA reported stellar results, despite high industry catastrophe losses. The company also recorded its highest ever quarterly underlying underwriting income.”
–James S. Tisch, President and CEO, Loews Corporation

Consolidated highlights:

	June 30,
	Three Months		Six Months
(In millions, except per share data)	2023	2022 (a)	2023	2022 (a)
Net income attributable to Loews Corporation before net investment gains (losses)	$347	$203	$747	$528
Net investment gains (losses):
CNA	(23)	(36)	(48)	(39)
Loews Hotels & Co	36		36
Total net investment gains (losses):	13	(36)	(12)	(39)
Net income attributable to Loews Corporation	$360	$167	$735	$489
Net income per share	$1.58	$0.68	$3.19	$1.98

	June 30, 2023	December 31, 2022 (a)

Book value per share	$64.59	$60.81
Book value per share excluding AOCI	78.56	74.88

(a)
As of January 1, 2023, Loews Corporation adopted Accounting Standards Update 2018-12, “Financial Services – Insurance (Topic 944): Targeted Improvements to the Accounting for Long-Duration Contracts (“ASU 2018-12”), which was applied retrospectively effective January 1, 2021. Previously reported amounts have been adjusted to reflect application of the new guidance. See pages 4 and 5 of this release for more information.

Three months ended June 30, 2023 compared to 2022

CNA:
•Net income attributable to Loews Corporation improved to $255 million from $170 million.
•Core income increased to $308 million from $230 million.
•Net written premiums increased 10%, excluding currency fluctuations, over the prior year’s second quarter.
•Results include higher net investment income from limited partnerships, common stock investments and fixed income securities.
•Underwriting results were lower due to higher net catastrophe losses and lower favorable Property and Casualty net prior year loss reserve development, partially offset by improved underlying underwriting income.
•Property and Casualty combined ratio was 93.8% compared to 91.0%. The underlying combined ratio was 91.1% compared to 90.8%.
•Net income was positively impacted by lower investment losses driven by the favorable relative change in fair value of non-redeemable preferred stock.

Boardwalk:
•Net income increased $18 million to $57 million compared to $39 million.
•EBITDA increased $20 million to $213 million compared to $193 million.
•Net income and EBITDA increased due to higher revenues from recently completed growth projects, re-contracting at higher rates, higher utilization-based revenues, as well as improved storage and parking and lending revenues due to favorable market conditions. This increase was partially offset by increased repairs and maintenance costs associated with pipeline safety regulatory requirements, as well as higher employee related expenses.

Loews Hotels:
•Net income increased $30 million to $74 million compared to $44 million.
•Adjusted EBITDA decreased $15 million to $100 million compared to $115 million.
•The company recorded a gain of $46 million ($36 million after tax) related to the acquisition of an additional equity interest in the Live! By Loews in Arlington, Texas, which was an unconsolidated joint venture prior to this transaction.
•Excluding this gain, net income decreased due to higher operating expenses and lower equity income from joint ventures, partially offset by improved operating revenues.
•Lower income from joint ventures was driven by slightly decreased occupancy rates and higher staffing costs.

Corporate & Other:
•Net loss improved $60 million to $26 million from $86 million due to higher net investment income from short-term investments and equity securities.

Six months ended June 30, 2023 compared to 2022

Loews Corporation reported net income of $735 million, or $3.19 per share, compared to $489 million, or $1.98 per share, in 2022. The following are key highlights:

•Loews Hotels & Co’s net income, excluding the gain noted in the three-month period discussion above, increased as occupancy and average daily room rates at many hotels were higher in 2023 than 2022. This increase was partially offset by higher operating expenses largely due to increased staffing costs.
•CNA’s net investment income improved $165 million from limited partnership and common stock investments and fixed income securities. Property and Casualty combined ratio was 93.9% compared to 91.4% in the prior year period. The underlying combined ratio was 91.0% for both periods.
•CNA’s net written premiums increased 10%, excluding currency fluctuations, in the first half of 2023 compared to the first half of last year.
•All other segment drivers of results for the six months ended June 30, 2023 as compared to the comparable prior year period are consistent with the three-month period discussed above.

Share Repurchases:
•On June 30, 2023, there were 226.1 million shares of Loews common stock outstanding.
•For the three months ended June 30, 2023, Loews repurchased 1.8 million shares of its common stock at an aggregate cost of $107 million.
•Loews has repurchased an additional 0.6 million shares for $37 million so far in the third quarter.
•For the three months ended June 30, 2023, Loews purchased 0.1 million shares of CNA common stock at an aggregate cost of $3 million.
•Depending on market conditions, Loews may from time to time purchase shares of its and its subsidiaries’ outstanding common stock in the open market, in privately negotiated transactions or otherwise.

Reconciliation of GAAP Measures to Non-GAAP Measures

This news release contains financial measures that are not in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Management believes some investors may find these measures useful to evaluate our and our subsidiaries’ financial performance. CNA utilizes core income, Boardwalk utilizes earnings before interest, income tax expense, depreciation and amortization (“EBITDA”), and Loews Hotels utilizes Adjusted EBITDA. These measures are defined and reconciled to the most comparable GAAP measures on pages 6 and 7 of this release.

Earnings Remarks and Conference Calls

For Loews Corporation

–Today, July 31, 2023, earnings remarks will be available on our website.
–Remarks will include commentary from Loews’s president and chief executive officer and from its chief financial officer.

For CNA

–Today, July 31, 2023, CNA will host an earnings call at 9:00 a.m. ET.
–A live webcast will be available via the Investor Relations section of www.cna.com.
–To participate, dial 1-844-481-2830 (USA toll-free) or +1-412-317-1850 (International).

About Loews Corporation

Loews Corporation is a diversified company with businesses in the insurance, energy, hospitality, and packaging industries. For more information, please visit www.loews.com.

Forward-Looking Statements

Statements contained in this news release which are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of risks that could cause actual results to differ materially from those expected by management of the Company. A discussion of the important risk factors and other considerations that could materially impact these matters, as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission and readers of this release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website (www.loews.com). Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Any such forward-looking statements speak only as of the date of this news release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

Investor relations and media relations contact:

Chris Nugent
1-212-521-2403

Loews Corporation and Subsidiaries
Selected Financial Information

	June 30,
	Three Months		Six Months
(In millions)	2023	2022	2023	2022
Revenues:
CNA Financial (a)	$3,304	$2,926	$6,456	$5,811
Boardwalk Pipelines	365	325	762	706
Loews Hotels & Co (b)	254	200	446	352
Investment income (loss) and other (c)	11	(63)	53	(79)
Total	$3,934	$3,388	$7,717	$6,790
Income (Loss) Before Income Tax:
CNA Financial (a) (d)	$361	$227	$732	$582
Boardwalk Pipelines	76	52	192	174
Loews Hotels & Co (b)	101	64	135	86
Corporate:
Investment income (loss), net	11	(65)	53	(81)
Other (e)	(41)	(43)	(85)	(87)
Total (d)	$508	$235	$1,027	$674
Net Income (Loss) Attributable to Loews Corporation:
CNA Financial (a) (d)	$255	$170	$523	$435
Boardwalk Pipelines	57	39	143	130
Loews Hotels & Co (b)	74	44	98	59
Corporate:
Investment income (loss), net	9	(51)	42	(64)
Other (e)	(35)	(35)	(71)	(71)
Net income attributable to Loews Corporation (d)	$360	$167	$735	$489

(a)The three months ended June 30, 2023 and 2022 include net investment losses of $32 million and $59 million ($23 million and $36 million after tax and noncontrolling interests). The six months ended June 30, 2023 and 2022 include net investment losses of $67 million and $70 million ($48 million and $39 million after tax and noncontrolling interests).
(b)Includes a gain of $46 million ($36 million after tax) for the three and six months ended June 30, 2023 related to Loews Hotels & Co’s acquisition of an additional equity interest and consolidation of a previously unconsolidated joint venture property.
(c)Includes investment income (loss) from the parent company’s cash and investments.
(d)The effects of adopting ASU 2018-12 on the Selected Financial Information were as follows:

Three Months Ended June 30, 2022	As Reported	Effect of Adoption	As Adjusted
(In millions)
Income (Loss) Before Income Tax:
CNA Financial	$245	$(18)	$227
Total	253	(18)	235
Net Income (Loss) Attributable to Loews Corporation:
CNA Financial	$183	$(13)	$170
Total	180	(13)	167

Six Months Ended June 30, 2022	As Reported	Effect of Adoption	As Adjusted
(In millions)
Income (Loss) Before Income Tax:
CNA Financial	$623	$(41)	$582
Total	715	(41)	674
Net Income (Loss) Attributable to Loews Corporation:
CNA Financial	$464	$(29)	$435
Total	518	(29)	489
(e)Consists of parent company interest expense, corporate expenses, and the equity income (loss) of Altium Packaging.

Loews Corporation and Subsidiaries
Consolidated Financial Review

	June 30,
	Three Months		Six Months
(In millions, except per share data)	2023	2022	2023	2022
Revenues:
Insurance premiums	$2,347	$2,155	$4,595	$4,214
Net investment income	592	366	1,161	798
Investment gains (losses) (a)	14	(59)	(21)	(70)
Operating revenues and other	981	926	1,982	1,848
Total	3,934	3,388	7,717	6,790

Expenses:
Insurance claims and policyholders’ benefits (b)	1,779	1,601	3,432	3,079
Operating expenses and other	1,647	1,552	3,258	3,037
Total	3,426	3,153	6,690	6,116

Income before income tax (b)	508	235	1,027	674
Income tax expense (b)	(120)	(48)	(235)	(135)
Net income (b)	388	187	792	539
Amounts attributable to noncontrolling interests (b)	(28)	(20)	(57)	(50)
Net income attributable to Loews Corporation (b)	$360	$167	$735	$489

Net income per share attributable to Loews Corporation (b)	$1.58	$0.68	$3.19	$1.98

Weighted average number of shares	227.97	245.94	230.78	247.20

(a)Includes a gain of $46 million ($36 million after tax) for the three and six months ended June 30, 2023 related to Loews Hotels & Co’s acquisition of an additional equity interest and consolidation of a previously unconsolidated joint venture property.
(b)The effects of adopting ASU 2018-12 on the Consolidated Financial Review were as follows:

Three Months Ended June 30, 2022	As Reported	Effect of Adoption	As Adjusted
(In millions)
Insurance claims and policyholders’ benefits	$1,583	$18	$1,601
Income before income tax	253	(18)	235
Income tax expense	(51)	3	(48)
Net income	202	(15)	187
Amounts attributable to noncontrolling interests	(22)	2	(20)
Net income attributable to Loews Corporation	180	(13)	167
Net income per share attributable to Loews Corporation	0.73	(0.05)	0.68

Six Months Ended June 30, 2022	As Reported	Effect of Adoption	As Adjusted
(In millions)
Insurance claims and policyholders’ benefits	$3,038	$41	$3,079
Income before income tax	715	(41)	674
Income tax expense	(143)	8	(135)
Net income	572	(33)	539
Amounts attributable to noncontrolling interests	(54)	4	(50)
Net income attributable to Loews Corporation	518	(29)	489
Net income per share attributable to Loews Corporation	2.09	(0.11)	1.98

Definitions of Non-GAAP Measures and Reconciliation of GAAP Measures to Non-GAAP Measures:

CNA Financial Corporation

Core income is calculated by excluding from CNA’s net income attributable to Loews Corporation the after-tax effects of investment gains (losses). In addition, core income excludes the effects of noncontrolling interests. The calculation of core income excludes investment gains (losses) because these are generally driven by economic factors that are not necessarily reflective of CNA’s primary operations. The following table presents a reconciliation of CNA net income attributable to Loews Corporation to core income:

	June 30,
	Three Months		Six Months
(In millions)	2023	2022	2023	2022
CNA net income attributable to Loews Corporation	$255	$170	$523	$435
Investment losses	25	40	53	43
Consolidating adjustments including noncontrolling interests	28	20	57	50
Core income	$308	$230	$633	$528

Boardwalk Pipelines

EBITDA is defined as earnings before interest, income tax expense, depreciation and amortization. The following table presents a reconciliation of Boardwalk net income attributable to Loews Corporation to EBITDA:

	June 30,
	Three Months		Six Months
(In millions)	2023	2022	2023	2022
Boardwalk net income attributable to Loews Corporation	$57	$39	$143	$130
Interest	35	42	72	84
Income tax expense	19	13	49	44
Depreciation and amortization	102	99	203	194
EBITDA	$213	$193	$467	$452

Loews Hotels & Co

Adjusted EBITDA is calculated by excluding from Loews Hotels & Co’s EBITDA, state and local government development grants, gains or losses on asset acquisitions and dispositions, asset impairments, and equity method income, and including Loews Hotels & Co’s pro rata Adjusted EBITDA of equity method investments. Pro rata Adjusted EBITDA of equity method investments is calculated by applying Loews Hotels & Co’s ownership percentage to the underlying equity method investment’s components of EBITDA and excluding distributions in excess of basis.

The following table presents a reconciliation of Loews Hotels & Co net income attributable to Loews Corporation to Adjusted EBITDA:

	June 30,
	Three Months		Six Months
(In millions)	2023	2022	2023	2022
Loews Hotels & Co net income attributable to Loews Corporation	$74	$44	$98	$59
Interest	(1)	4	4	8
Income tax expense	27	20	37	27
Depreciation and amortization	17	16	33	31
EBITDA	117	84	172	125
Gain on asset acquisition	(46)		(46)
Asset impairments	9	14	9	14
Equity investment adjustments:
Loews Hotels & Co’s equity method income	(41)	(53)	(72)	(79)
Pro rata Adjusted EBITDA of equity method investments	62	71	124	124
Consolidating adjustments	(1)	(1)	(2)	(2)
Adjusted EBITDA	$100	$115	$185	$182

The following table presents a reconciliation of Loews Hotels & Co’s equity method income to Pro rata Adjusted EBITDA of equity method investments:

	June 30,
	Three Months		Six Months
(In millions)	2023	2022	2023	2022
Loews Hotels & Co’s equity method income	$41	$53	$72	$79
Pro rata share of equity method investments:
Interest	12	9	23	18
Income tax expense
Depreciation and amortization	12	12	25	25
Distributions in excess of basis	(3)	(3)	3	2
Consolidation adjustments			1
Pro rata Adjusted EBITDA of equity method investments	$62	$71	$124	$124